EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-122400) and Form S-8 (File Nos. 333-132620, 333-61325 and 333-137200) of Media Sciences International, Inc. of our report dated September 17, 2007, on our audit of the consolidated financial statements of Media Sciences International, Inc. and subsidiaries as of and for the year ended June 30, 2007 , which report appears in this Annual Report on Form 10-KSB.

/s/ Amper, Politziner & Mattia, P.C.

September 24, 2007

New York, New York